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                                                                     Exhibit 4.5

                                EMCOR GROUP, INC.
                      FOURTH AMENDMENT TO CREDIT AGREEMENT

Harris Trust and Savings Bank
Chicago, Illinois and the
other Lenders from time to time
party to the Credit
Agreement referred to below

Gentlemen:

        We refer to the Credit Agreement dated as of June 19, 1996 as amended and currently in effect between EMCOR Group, Inc., DYN Specialty Contracting, Inc., Drake & Scull Engineering Ltd. and you (the "Credit Agreement"), capitalized terms used without definition below to have the meanings ascribed to them in the Credit Agreement. Upon your acceptance hereof in the space provided for that purpose below, this letter shall serve to amend the Credit Agreement as follows:

        1.         Adjustments in Commitments.

        Subject to all of the terms and conditions hereof, the Commitments of each of The Bank of Scotland and LaSalle National Bank (each of which shall be an Activated Commitment) shall be increased to the amount set forth opposite their signatures hereto, the Commitment of Harris Trust and Savings Bank shall be reduced so as to be in the amount set forth opposite its signature hereto and the Percentages of the Lenders shall be correspondingly adjusted to be as set forth opposite their signatures hereto. After giving effect to the foregoing the full amount of the Tranche D Activation provided for in Section 6.3(d) of the Credit Agreement shall be deemed to have occurred and the maximum amount of the Tranche B Activation which can occur under Section 6.3(b) of the Credit Agreement upon satisfaction of the conditions precedent to activation set forth therein shall be reduced from $20,000,000 to $13,375,000.

         2.       Conditions Precedent to Effectiveness.

        This Fourth Amendment to Credit Agreement shall become effective upon satisfaction of each of the following conditions precedent:

                  (a) The Agent shall have received counterparts hereof which, taken together, bear the signatures of the Borrowers and the Lenders;

                  (b) The Bank of Scotland and LaSalle National Bank shall each have received such non-refundable fees as may have been agreed to between them, the Borrowers and the Agent; and

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                 (c) the Agent shall have paid to each of The Bank of Scotland and LaSalle National Bank a percentage equal to the increase in its Percentage occasioned by this Amendment of all Letter of Credit fees payable under the first sentence of Section 3.3 of the Credit Agreement for the period from the date this Fourth Amendment to Credit Agreement becomes effective through the date through which such fees have been paid;

        Provided that the foregoing conditions precedent to effectiveness have been satisfied the Agent shall so notify the Company and the Lenders and there shall then be such nonratable borrowings and repayments of Revolving Loans under the Credit Agreement as shall be necessary so that after giving effect thereto the percentages of the Activated Commitments in use (including usage through participation in Letter of Credit liabilities and the amount of Revolving Loans owing each Lender) are identical. The Borrowers hereby authorize and direct the Agent to effect the foregoing nonratable borrowings and repayments by calling for borrowings from The Bank of Scotland and LaSalle National Bank on their behalf and applying them to the repayment of Revolving Loans owing the other Lenders.

        7.        Miscellaneous.

        Except as specifically amended hereby all of the terms, conditions and provisions of the Credit Agreement shall stand and remain unchanged and in full force and effect. No reference to this Fourth Amendment to Credit Agreement need be made in any instrument or document at any time referring to the Credit Agreement, a reference to the Credit Agreement in any of such to be deemed to be a reference to the Credit Agreement as amended hereby. This Fourth Amendment to Credit Agreement shall be construed in accordance with and governed by the laws of Illinois and may be executed in counterparts and by separate parties on separate counterparts, each to constitute an original but all one and the same instrument.


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         Dated as of this 31st day of March, 1997

                                  EMCOR GROUP, INC.

                                  By /s/ Frank T. MacInnis
                                     ----------------------------------------
                                     Its  Chairman of the Board and President
                                          -----------------------------------


                                  DYN SPECIALTY CONTRACTING INC.

                                  By /s/ Michael J. Parry
                                     ----------------------------------------
                                     Its  Senior Vice President
                                          -----------------------------------


                                  DRAKE & SCULL ENGINEERING LTD.

                                  By /s/ Frank T. MacInnis
                                     ----------------------------------------
                                     Its  Director
                                          -----------------------------------


                                  COMSTOCK CANADA, LTD.

                                  By /s/ Frank T. MacInnis
                                     ----------------------------------------
                                     Its  Chairman
                                          -----------------------------------


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         Accepted and agreed as of the date last above written


Commitment (both active and
inactive):  $45,000,000                    HARRIS TRUST AND SAVINGS BANK
Activated Commitment:  $26,625,000

Percentage:  32.618683%

                                           By: /s/ Wes W. Frangul
                                               -----------------------------
                                               Its Vice President
                                                   -------------------------


Activated Commitment: $20,000,000          BANK OF SCOTLAND
Percentage:  24.502297%%

                                           By: /s/ Annie Chin Tat
                                               ------------------------------
                                               Its Assistant Vice President
                                                   --------------------------


Activated Commitment:  $20,000,000         LASALLE NATIONAL BANK
Percentage:  24.502297%

                                           By: /s/ Robert W. Frentzel
                                               -------------------------------
                                               Its Senior Vice President
                                                   ---------------------------


Activated Commitment:  $15,000,000         CORESTATES BANK, N.A.
Percentage:  18.376722%

                                             By: /s/ Michael J. Labrum
                                                 -----------------------------
                                                 Its Vice President
                                                     -------------------------

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